Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus and the Proxy-Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated March 16, 2010, relating to the consolidated financial statements of Colonial Bankshares, Inc. and subsidiary, which is contained in the Prospectus and the Proxy-Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus and the Proxy-Prospectus.

/s/ ParenteBeard LLC

Malvern, Pennsylvania
March 16, 2010